Exhibit 10.40.4
AMENDMENT TO
FEDERATED DEPARTMENT STORES, INC.
PROFIT SHARING 401(k) INVESTMENT PLAN
     The Federated Department Stores, Inc. Profit Sharing 401(k) Investment Plan (the “Plan”), is hereby amended, effective as of April 1, 1997 and solely to correct inadvertent scrivener’s errors made in a Plan provision and clarify the intended meaning of such provision, by amending Section 6B.1.6 of the Plan in its entirety to read as follows:
     6B.1.6 Whenever a Participant makes an election (or is deemed to make an election) under the foregoing provisions of this Section 6B.1 as to the investment of his or her future Savings and Rollover Contributions or the then balance of his or her Accounts, then his or her future Savings and Rollover Contributions or the then balance of his or her Accounts, as the case may be, shall continue to be invested in accordance with such election until the Participant subsequently elects a change as to such investment under the foregoing provisions of this Section 6B.1.
     IN ORDER TO EFFECT THE FOREGOING PLAN CHANGE, Federated Department Stores, Inc., the Plan sponsor, has caused its name to be subscribed to this Plan amendment this 30th day of December, 2003.

FEDERATED DEPARTMENT STORES, INC.

By:	/s/ David W. Clark

Title:	SVP Human Resources